                                                                    EXHIBIT 10.5

                               Amendment No. 3 to
                             Distribution Agreement


   Amendment No. 3 dated as of March 3, 1998 (this "Amendment") between Marriott International, Inc. ("Old MII") (the name of which will be changed to Sodexho Marriott Services, Inc. on or about the Amendment Effective Date), Host Marriott Corporation ("Host Marriott"), Host Marriott Services Corporation ("HMSC") and New Marriott MI, Inc. ("New MII") (the name of which will be changed to Marriott International, Inc. on or about the Amendment Effective
Date) to Distribution Agreement dated as of September 15, 1993, among Old MII and Host Marriott (as successor by change of name to Marriott Corporation), as amended by Amendment No. 1 dated as of December 29, 1995 and Amendment No. 2 dated as of June 21, 1997, each among Old MII, Host Marriott, and HMSC (the Distribution Agreement, as amended by Amendments No. 1 and No. 2, the "Present Agreement"). All capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Present Agreement.

                                   Recitals:

   Whereas, Pursuant to a Distribution Agreement dated as of September 30, 1997 between Old MII and its wholly-owned subsidiary, New MII (the "SMS Distribution Agreement"), Old MII intends to "spin off" to its shareholders New MII, which will directly or through subsidiaries own all or substantially all of Old MI's lodging, senior living and distribution services businesses; and

   Whereas, immediately following the spin off, (i) New MII will be renamed "Marriott International, Inc." and (ii) Old MI's food service and facilities management division, which will be the only business remaining in Old MII, will enter into a business combination with Sodexho Alliance's North American operations, after which Old MII will be renamed "Sodexho Marriott Services, Inc."; and

   Whereas,The spin-off and related transactions (the "1998 Spin Off") are more fully described in Old MII's definitive Proxy Statement dated February 12, 1998 which was filed with the Securities and Exchange Commission; and

   Whereas, in connection with the 1998 Spin Off, Old MII and New MII have requested that New MII assume all of Old MI's rights and obligations under the Present Agreement, and that Old MII be released from all obligations under the Present Agreement other than those relating to the businesses which Old MII will retain after the Spin Off; and

   Whereas, the parties hereto are, subject to the terms and conditions set forth below, are amenable to amending the Present Agreement and agree to do so as hereafter provided.

                                   Agreement:

   Now, therefore, it is agreed:


I. Assignment, Assumption, and Release. In consideration of the mutual covenants and agreements set forth below, HMSC and Host Marriott hereby agree with Old MII and New MII that from and after the closing of the 1998 Spin Off (the "Amendment Effective Date"):

       1. New MII assumes and shall be liable for all liabilities and obligations of Old MII under the Present Agreement (including, without limitation, the indemnification under Section 5.02 for MII Liabilities, which include HMT's pre-distribution guaranty of certain [Inflight industrial development revenue bonds] and certain obligations with respect to the Athens, Greece and Cairo, Egypt Marriott hotels from which Host Marriott was not released at the time of the Distribution) and Old MII shall be released from any and all such liabilities and obligations, whether such liabilities or obligations arose before or may arise after the Closing, provided that any such liabilities or obligations which are also "Retained Liabilities" within the meaning of the SMS Distribution Agreement shall, with respect to HMSC and Host Marriott, remain joint and several obligations of New MII and Old MII.

       2. Except to the extent that they refer to historical events which took place prior to the Amendment Effective Date and subject to the proviso to paragraph 1 above, all references to "MII" in the Present Agreement shall be deemed to refer to New MII, and not Old MII, as if New MII, and not Old MII were originally the named entity.

       3. New MII shall succeed to all rights, title and interest of Old MII in and under the Present Agreement, provided that Old MII shall retain all rights, title and interest under the Present Agreement to the extent related to the "Retained Business" within the meaning of the SMS Distribution Agreement.

     A. Reference to and Effect on the Agreement. On and after the Amendment Effective Date each reference in the Present Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Present Agreement as amended hereby. Except as specifically amended hereby, the Present Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any provision of the Agreement.

     B. Termination Prior to Amendment Effective Date. This Amendment No. 2 will be automatically canceled and its provisions will be of no further force or effect if Old MII and New MII notify Host Marriott and HMSC in writing prior to the Amendment Effective Date that they no longer intend to go forward with the 1998 Spin Off.

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

   C. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

   D. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Maryland.

   In witness whereof, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

Old MII:                                   Host Marriott:

Marriott International, Inc. (to be        Host Marriott Corporation
renamed Sodexho Marriott Services,
Inc.)

By:  /s/ James L. Best                     By:  /s/ C.G. Townsend
     --------------------------------           ------------------------------
     James L. Best                         Its:  Senior Vice President
     Authorized Signatory                       ------------------------------


New MII:                                   HMSC:

New Marriott MI, Inc. (to be renamed       Host Marriott Services Corporation
Marriott International, Inc.)


By:  /s/ James L. Best                     By:  /s/ Joe P. Martin
     --------------------------------           ------------------------------
     James L. Best                         Its:  SR VP & General Counsel
     Authorized Signatory                       ------------------------------

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